EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-155041) and Form S-8 (Nos. 33-63273, 33-54583, 333-58039, 333-100342, 333-147882, 333-49014, 333-49016, 333-66415 and 333-158216) of Dell Inc. (formerly Dell Computer Corporation) of our report dated March 18, 2010, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Austin, Texas
March 18, 2010